NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Third Quarter 2012 Earnings

HAMILTON, Bermuda – October 24, 2012 -- Everest Re Group, Ltd. (NYSE: RE) today reported third quarter 2012 net income of $250.9 million, or $4.82 per diluted common share, compared to net income of $63.1 million, or $1.16 per diluted common share, for the third quarter of 2011. After-tax operating income1, excluding realized capital gains and losses, was $210.6 million, or $4.05 per diluted common share, for the third quarter of 2012, compared to after-tax operating income1 of $146.7 million, or $2.70 per diluted common share, for the same period last year.

For the nine months ended September 30, 2012, net income was $770.2 million, or $14.61 per diluted common share, compared to a net loss of $121.5 million, or $2.24 per common share, for the first nine months of 2011. After-tax operating income1, excluding realized capital gains and losses, was $673.5 million, or $12.78 per diluted common share, compared to an after-tax operating loss of $42.9 million or $0.79 per common share, for the same period in 2011.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “Our record pace continues with another quarter of comprehensive income in excess of $400 million. Through nine months, we have generated almost $1 billion of comprehensive income for our shareholders, resulting in growth in book value per share, adjusted for dividends, of 17.4%.”

Operating highlights for the third quarter of 2012 included the following:

•
Gross written premiums were $1.2 billion, an increase of 7% compared to the third quarter of 2011. Worldwide, reinsurance premiums were down 2.5% to $869.5 million, but adjusting for the higher level of reinstatement premiums in 2011 and the effects of foreign currency fluctuations, reinsurance premiums were relatively flat. Insurance premiums increased 42%, quarter over quarter, primarily due to the acquisition of Heartland.
•
The loss and combined ratios for the quarter were 59.8% and 87.2%, respectively, compared to 69.0% and 95.6% in 2011. Excluding catastrophe losses, reinstatement premiums, and prior period loss development, the current quarter attritional loss ratio was 57.5% and the current quarter attritional combined ratio was 84.9%. This compared to 56.6% and 83.5%, respectively, for the same period last year. It should be noted that the current year attritional combined ratio does include a $33.2 million underwriting loss in the quarter for crop business, $20.0 million on primary business and $13.2 million on reinsurance business. Adjusting for this, the current year attritional combined ratio would be 81.6%.

•	Net investment income for the quarter was $152.0 million, down 3% compared to last year, primarily driven by declining reinvestment rates.
•	Net after-tax realized and unrealized capital gains totaled $40.4 million and $118.2 million, respectively, for the quarter.
•
Cash flow from operations was $174.9 million compared to $207.9 million for the same period in 2011. Higher underwriting cash flow was partially offset by lower investment income receipts and higher tax payments in the current quarter.

•	Through nine months, the annualized after-tax operating income1 return on average adjusted shareholders’ equity2 was 15.3%.
•
During the quarter, the Company repurchased 229,100 of its common shares at an average price of $109.22 and a total cost of $25 million. For the year, the Company repurchased 2.6 million of its common shares for a total cost of $250 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 4.7 million shares available.

•
Shareholders’ equity ended the quarter at $6.8 billion, up 12% from the $6.1 billion at December 31, 2011. Book value per share increased 16% from $112.99 at December 31, 2011 to $131.22 at September 30, 2012.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestregroup.com.

A conference call discussing the third quarter results will be held at 10:30 a.m. Eastern Time on October 25, 2012. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestregroup.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:
	Three Months Ended				Nine Months Ended
	September 30,				September 30,
(Dollars in thousands, except per share amounts)	2012		2011		2012		2011
	(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$250,922	$4.82	$63,054	$1.16	$770,177	$14.61	$(121,528)	$(2.24)
After-tax net realized capital gains (losses)	40,351	0.78	(83,619)	(1.54)	96,665	1.83	(78,612)	(1.45)

After-tax operating income (loss)	$210,571	$4.05	$146,673	$2.70	$673,512	$12.78	$(42,916)	$(0.79)

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2012	2011	2012	2011
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,009,454	$1,044,338	$3,045,232	$3,095,619
Net investment income	152,024	156,465	453,791	493,788
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(3,548)	(1,050)	(9,902)	(15,817)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	66,291	(136,621)	154,784	(114,543)
Total net realized capital gains (losses)	62,743	(137,671)	144,882	(130,360)
Net derivative gain (loss)	703	(23,427)	(9,420)	(19,273)
Other income (expense)	(5,943)	(14,911)	15,675	(31,744)
Total revenues	1,218,981	1,024,794	3,650,160	3,408,030

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	603,654	720,711	1,813,990	2,706,276
Commission, brokerage, taxes and fees	221,082	227,969	724,374	701,800
Other underwriting expenses	55,762	49,437	153,932	140,290
Corporate expenses	5,947	4,204	16,683	11,922
Interest, fees and bond issue cost amortization expense	13,331	13,085	39,753	39,199
Total claims and expenses	899,776	1,015,406	2,748,732	3,599,487

INCOME (LOSS) BEFORE TAXES	319,205	9,388	901,428	(191,457)
Income tax expense (benefit)	68,283	(53,666)	131,251	(69,929)

NET INCOME (LOSS)	$250,922	$63,054	$770,177	$(121,528)

Other comprehensive income (loss), net of tax :
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	116,694	(14,536)	202,229	53,141
Less: reclassification adjustment for realized losses (gains) included in net income (loss)	1,512	(20,420)	(5,702)	(949)
Total URA(D) on securities arising during the period	118,206	(34,956)	196,527	52,192
Foreign currency translation adjustments	36,252	(23,247)	27,125	16,258
Pension adjustments	1,199	746	3,166	2,238
Total other comprehensive income (loss), net of tax	155,657	(57,457)	226,818	70,688

COMPREHENSIVE INCOME (LOSS)	$406,579	$5,597	$996,995	$(50,840)

EARNINGS PER COMMON SHARE:
Basic	$4.84	$1.16	$14.66	$(2.24)
Diluted	4.82	1.16	14.61	(2.24)
Dividends declared	0.48	0.48	1.44	1.44

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2012	2011
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$12,846,495	$12,293,524
(amortized cost: 2012, $12,100,746; 2011, $11,731,173)
Fixed maturities - available for sale, at fair value	52,217	113,606
Equity securities - available for sale, at market value (cost: 2012, $265,563; 2011, $463,620)	279,375	448,930
Equity securities - available for sale, at fair value	1,301,522	1,249,106
Short-term investments	973,560	685,332
Other invested assets (cost: 2012, $602,230; 2011, $558,232)	602,230	558,232
Cash	478,558	448,651
Total investments and cash	16,533,957	15,797,381
Accrued investment income	128,619	130,193
Premiums receivable	1,204,867	1,077,548
Reinsurance receivables	642,612	580,339
Funds held by reinsureds	224,344	267,295
Deferred acquisition costs	296,410	378,026
Prepaid reinsurance premiums	106,869	85,409
Deferred tax asset	260,809	332,783
Income taxes recoverable	20,378	41,623
Other assets	248,608	202,958
TOTAL ASSETS	$19,667,473	$18,893,555

LIABILITIES:
Reserve for losses and loss adjustment expenses	$9,847,174	$10,123,215
Future policy benefit reserve	65,734	67,187
Unearned premium reserve	1,370,099	1,412,778
Funds held under reinsurance treaties	2,659	2,528
Commission reserves	51,453	55,103
Other net payable to reinsurers	228,641	60,775
5.4% Senior notes due 10/15/2014	249,894	249,858
6.6% Long term notes due 5/1/2067	238,356	238,354
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	12,092	4,781
Equity index put option liability	79,148	69,729
Unsettled securities payable	105,869	8,793
Other liabilities	301,085	199,182
Total liabilities	12,882,101	12,822,180

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2012) 67,024
and (2011) 66,455 outstanding before treasury shares	670	665
Additional paid-in capital	1,935,677	1,892,988
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $136,906 at 2012 and $112,969 at 2011	593,796	366,978
Treasury shares, at cost; 15,316 shares (2012) and 12,719 shares (2011)	(1,323,995)	(1,073,970)
Retained earnings	5,579,224	4,884,714
Total shareholders' equity	6,785,372	6,071,375
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$19,667,473	$18,893,555

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2012	2011	2012	2011
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$250,922	$63,054	$770,177	$(121,528)
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(227,333)	(6,371)	(119,923)	(159,868)
Decrease (increase) in funds held by reinsureds, net	37,682	(22,036)	46,089	17,452
Decrease (increase) in reinsurance receivables	(22,945)	89,855	(35,972)	107,610
Decrease (increase) in current income taxes	19,927	14,638	21,386	7,205
Decrease (increase) in deferred tax asset	14,935	(75,216)	48,896	(73,558)
Decrease (increase) in prepaid reinsurance premiums	(27,524)	10,126	(18,401)	49,472
Increase (decrease) in reserve for losses and loss adjustment expenses	(138,310)	(115,014)	(405,540)	578,371
Increase (decrease) in future policy benefit reserve	(535)	(638)	(1,454)	(1,032)
Increase (decrease) in unearned premiums	121,344	34,686	(52,225)	(79,001)
Increase (decrease) in other net payable to reinsurers	138,239	13,645	165,142	(15,938)
Change in equity adjustments in limited partnerships	(18,274)	(16,439)	(46,766)	(67,053)
Change in other assets and liabilities, net	65,247	65,828	184,250	126,791
Non-cash compensation expense	9,452	5,295	22,826	12,953
Amortization of bond premium (accrual of bond discount)	14,829	8,814	45,795	34,384
Amortization of underwriting discount on senior notes	13	12	38	36
Net realized capital (gains) losses	(62,743)	137,671	(144,882)	130,360
Net cash provided by (used in) operating activities	174,926	207,910	479,436	546,656

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	503,303	537,715	1,294,896	1,348,380
Proceeds from fixed maturities matured/called - available for sale, at fair value	1,300	-	1,300	12,775
Proceeds from fixed maturities sold - available for sale, at market value	217,983	487,973	639,301	1,355,653
Proceeds from fixed maturities sold - available for sale, at fair value	11,783	12,512	72,926	62,632
Proceeds from equity securities sold - available for sale, at market value	76,000	1	130,792	27,207
Proceeds from equity securities sold - available for sale, at fair value	89,311	61,080	386,917	154,747
Distributions from other invested assets	32,015	15,923	53,032	143,017
Cost of fixed maturities acquired - available for sale, at market value	(889,195)	(756,432)	(2,143,771)	(2,293,760)
Cost of fixed maturities acquired - available for sale, at fair value	(1,658)	(9,801)	(7,164)	(25,025)
Cost of equity securities acquired - available for sale, at market value	(7,472)	(4,772)	(20,126)	(120,583)
Cost of equity securities acquired - available for sale, at fair value	(111,767)	(342,567)	(305,046)	(684,867)
Cost of other invested assets acquired	(21,089)	(5,730)	(49,681)	(57,832)
Cost of businesses acquired	-	-	-	(63,100)
Net change in short-term investments	(24,466)	(51,333)	(287,196)	(48,616)
Net change in unsettled securities transactions	59,991	(11,755)	65,957	35,446
Net cash provided by (used in) investing activities	(63,961)	(67,186)	(167,863)	(153,926)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	1,913	951	19,868	8,508
Purchase of treasury shares	(25,026)	(46,628)	(250,025)	(84,239)
Revolving credit borrowings	-	(40,000)	-	(50,000)
Dividends paid to shareholders	(24,897)	(25,936)	(75,667)	(78,062)
Net cash provided by (used in) financing activities	(48,010)	(111,613)	(305,824)	(203,793)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	16,752	3,072	24,158	(3,639)

Net increase (decrease) in cash	79,707	32,183	29,907	185,298
Cash, beginning of period	398,851	411,523	448,651	258,408
Cash, end of period	$478,558	$443,706	$478,558	$443,706

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$30,662	$6,627	$54,463	$(5,919)
Interest paid	5,851	5,607	31,936	31,385

Non-cash transaction:
Net assets acquired and liabilities assumed from business acquisitions	-	-	-	19,130
Conversion of equity securities - available for sale, at market value, to fixed maturity securities - available for sale, at market value, including accrued
interest at time of conversion	-	-	92,981	-